UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38624	16-1603202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 Mount Hope Avenue, Rochester, New York		14620
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 271-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VCNX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 28, 2024, Vaccinex, Inc. (the “Company”) closed a registered direct offering of an aggregate of 193,000 shares (the “Shares”) of the Company’s common stock (the “Common Stock”) and a concurrent private placement of warrants (“Common Warrants”) to purchase up to 193,000 shares of Common Stock at a combined price of $7.77 per Share and Common Warrant (the “Offering”), for aggregate gross proceeds of approximately $1.5 million. The Offering was previously disclosed in a Current Report on Form 8-K and press release on March 27, 2024. A copy of the legal opinion of Hogan Lovells US LLP relating to the legality of the issuance and sale of the Shares in the Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaccinex, Inc.

Date: March 28, 2024	By:	/s/ Maurice Zauderer
Maurice Zauderer
Chief Executive Officer